Exhibit 99.1

               VESTA INSURANCE UPDATES STATUS OF FORM 10-K FILING

    BIRMINGHAM, Ala., March 31 /PRNewswire-FirstCall/ -- Vesta Insurance Group, Inc. (NYSE: VTA) announced today that the filing of its 2004 Form 10-K will be delayed beyond April 1, 2005 in order to provide additional time to finalize the assessment of the effectiveness of its internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and to conclude the resolution of the error it disclosed in November 2004.

    Although the Company currently anticipates filing its Form 10-K for the year 2004 on or before April 30, 2005, there could be further delays if the Company is unable to complete its assessment of the effectiveness of internal controls or it is unable to finalize the resolution of the error.

    About Vesta Insurance Group, Inc.
    Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

    This news release indicates that Vesta is working towards filing its Form 10-K for the fiscal year 2004 on or before April 30, 2005. This should be considered a "forward-looking statement" under applicable securities laws. You should be aware that Vesta may not be able to file its Form 10-K within this time period. The main factors that could cause Vesta to delay the filing of its Form 10-K beyond April 30, 2005 include (i) we may not be able to complete management's assessment of the effectiveness of our internal controls, and, therefore, our external auditors may not be able to complete their audit of the effectiveness of these controls pursuant to PCAOB Auditing Standard No. 2, (ii) our external auditors may not be able to complete their audit of our financial statements for the period ended December 31, 2004, and therefore may not be able to issue their opinion on such financial statements, and (iii) we may not be able to resolve the error disclosed in November 2004.

SOURCE  Vesta Insurance Group, Inc.
    -0-                             03/31/2005
    /CONTACT: Charles R. Lambert, Vice President - Investor Relations of Vesta Insurance Group, Inc., +1-205-970-7030, or CLambert@vesta.com /
    /Web site:  http://www.vesta.com